Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

LESSOR:	CO-LESSEE:
ESSEX CAPITAL CORPORATION	IMPRIMIS PHARMACEUTICALS, INC.
1486 EAST VALLEY ROAD	12664 EL CAMINO REAL, SUITE 350
SANTA BARBARA, CA 93108	SAN DIEGO, CA 92130
EMAIL: ralph@essexcapitalcorp.com	EMAIL: aboll@imprimispharma.com

CO-LESSEE:	CO-LESSEE:
IMPRIMISRXCA, INC.	IMPRIMISRXNJ, LLC
9257 RESEARCH DRIVE	1705 ROUTE 46, SUITE 6A
IRVINE, CA 92618	LEDGEWOOD, NJ 07852
EMAIL:	EMAIL:

EQUIPMENT LOCATIONS: 1705 Route 46 W, Suite 6, Ledgewood, New Jersey and 9257 Research Drive, Irvine, California (“Equipment Locations”).

EQUIPMENT DESCRIPTION: The Equipment is sale-leaseback and is more fully described on Addendum I attached hereto and made a part hereof (“Leased Equipment”). A Bill of Sale in the form of Addendum III must be completed and signed.

LEASE DATE: August 9, 2016 (“Lease Date”)

ORIGINAL EQUIPMENT COST: $2,000,000

		MONTHLY
LEASE TERM:		RENTAL:	FEES:
36 Months	Amount:	$64,444	Documentation Fee:	$300
	Tax:	$-	Filing Fee:	$80
	Total		Other:	$-
	Rentals =	$64,444
			TOTAL FEES	$380

FIRST PAYMENT INCLUDING FEE IS DUE WITHIN FIVE (5) DAYS OF FUNDING.

THIS LEASE IS A NON-CANCELABLE LEASE

1. AGREEMENT TO LEASE. Lessor agrees to lease to the Co-Lessees, and the Co-Lessees agree to lease from Lessor, subject to the terms of this lease agreement (“Lease Agreement’ or “Lease”) and any	schedules or addenda attached hereto, the Leased Equipment identified above or in the attached schedules or addenda. Lessor may insert in this Lease Agreement the serial numbers, and other identification data, of the

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Leased Equipment when determined by Lessor. The Leased Equipment shall be installed at, and shall not be removed from the Equipment Locations identified above without Lessor’s written consent. Equipment required to be registered under applicable state vehicle laws shall not be removed from the state of registration without the Lessor’s written consent. The lease term shall commence upon the Lease Date and shall continue for the thirty-six (36) month term referenced above (the “Initial Term”, and if extended pursuant to the terms and conditions herein, the “Term”). Notwithstanding the foregoing, Co-Lessees and Lessor acknowledge and agree that the Initial Term shall be increased to a forty-eight (48) month term if the following occur: (a) IMPRIMIS PHARMACEUTICALS, INC.’s first-half 2017 revenues exceed Sixteen Million Dollars ($16,000,000); and (b) IMPRIMIS PHARMACEUTICALS, INC. EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, exceeds Five Hundred Thousand Dollars ($500,000). In the event the Initial Term is extended to a forty-eight (48) month term, the Monthly Rentals shall be recalculated based upon the then remaining lease balance and a lease rate factor of .0320. This Lease Agreement shall have no effect prior to the execution of this Lease Agreement by both parties. This Lease Agreement is not subject to cancellation for any reason.

2. STATUS OF PARTIES, WARRANTIES AND DEFENSES. This is a finance lease (California Uniform Commercial Code Section 10103 (a)(7)). Co-Lessees have selected the Leased Equipment from the supplier of the Leased Equipment (the “Supplier”). Lessor has not manufactured or supplied the Leased Equipment but is acquiring the same or the right to possession and use of the same solely in connection with this Lease Agreement, and at the request of Co- Lessees. Co-Lessees acknowledge that Co- Lessees have received copies of all contracts evidencing the purchase of the Leased Equipment and the rights with respect thereto. The liability of each Co-Lessee named in this Lease shall be joint and several.

Co-Lessees’ sole remedy in the event of a claimed breach of warranty or other defect in or failure of the Leased Equipment shall be in accordance with the Supplier’s warranty. Co-Lessees covenant not to assert any claim against Lessor on account of any alleged defect or failure of the Leased Equipment and Co-Lessees may not withhold or fail to pay any installments due to Lessor hereunder.

LESSOR LEASES THE LEASED EQUIPMENT “AS IS,” AND BEING NEITHER THE MANUFACTURER OF THE LEASED EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE LEASED EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO CO-LESSEES OR ANY OTHER PERSON FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE LEASED EQUIPMENT FOR ANY

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PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE LEASED EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE LEASED EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

3. PAYMENT. Co-Lessees promise and agree to pay all rental installments on the date designated by Lessor and to pay such other charges as are herein provided. Payments of rental installments for each month during the Term shall be payable at the office of Lessor, or to such other person and/or at such other place as Lessor may from time to time designate in writing. Lessor may apply remittances received to unpaid rental installments and/or charges on a due date basis, remittance received being applied to the oldest unpaid rental installment or charge.

The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Leased Equipment or its lease shall be borne by Co-Lessees. Co-Lessees’ agreement to pay all obligations under the Lease, including but not limited to the rental installments, is absolute and unconditional and such agreement is for the benefit of Lessor and its assignees. Co-Lessees’ obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment.

4.  FINANCIAL AND EQUIPMENT CONDITION. Lessor may inspect the Leased Equipment at any time during business hours upon reasonable notice, and Co-Lessees agree to keep the Leased Equipment in good condition and repair (ordinary wear and tear excepted) at Co-

Lessees’ expense and house the same in suitable shelter, and not to sell or otherwise dispose of the Leased Equipment or any accessories attached hereto. Co-Lessees shall cause the Leased Equipment to be maintained and serviced in accordance with the recommendations of the Supplier and otherwise in accordance with sound and customary industry practices.

Co-Lessees agree to furnish Lessor current financial statements on a quarterly basis at a minimum and additionally upon Lessor’s request, reflecting the Co-Lessees’ financial status during the term of the Lease.

5. OWNERSHIP. The parties agree that this Lease Agreement creates a lease of personal property, rather than a security interest, within the meaning of California Uniform Commercial Code Section 1203, and that the Initial Term is less than the remaining economic life of the Leased Equipment. No title or right in the Leased Equipment shall pass to Co-Lessees except the rights herein expressly granted. Plates or other markings may be affixed to or placed on the Leased Equipment by Lessor or at Lessor’s reasonable request, by Co-Lessees at Co-Lessees’ expense, indicating the Lessor is the owner thereof, and Co-Lessees will not remove the same. Upon the termination of the Initial Term, except as provided in paragraph 6 below, Co-Lessees will immediately crate, insure, and ship the Leased Equipment and operating manuals to whatever destination Lessor shall direct within the continental United States, all at Co-Lessees’ expense, in as good condition as received less normal wear and tear, said destination to be confirmed by Co-Lessees prior to shipment. Co-Lessees agree to pay Lessor monthly rent at the rate specified for the Term for any month or part thereof from the end of the Term until the Leased Equipment is shipped by Co-Lessees. Said Leased Equipment shall always remain and

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be deemed personal property even though attached to realty. Co-Lessees shall maintain each unit of Leased Equipment so that it may be removed from the building in which it is placed without material damage to the building. All replacements, accessories, or capital improvements made to or placed in or upon said Leased Equipment shall become component parts thereof and title thereto shall immediately vest in Lessor and shall be included under the terms hereof. Co-Lessees agree that Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of Co-Lessees with respect to any or all of the Leased Equipment and, if a signature is required by law, then Co-Lessees appoint Lessor as Co- Lessees’ attorney-in-fact for the purpose of executing any such financing statements and further agree to pay the Lessor a reasonable documentation fee to cover the expense of making such filing(s), not to exceed $500 in each case. Co-Lessees further agree to execute such documents and take such action, as Lessor may reasonably request to protect Lessor and Lessor’s lenders and carve out the interest from any owner or encumbrancer of the real property on which the Leased Equipment shall be installed or located, waiving any claim of interest in the Leased Equipment and consenting to its removal upon the expiration or sooner termination of this Lease Agreement.

If Co-Lessees rent the Equipment Locations specified above, Co-Lessees shall obtain a signed waiver from Co-Lessees’ landlord (and, if applicable, from such landlord’s mortgagee) in favor of Lessor substantially in the form attached hereto as Addendum II.

If Co-Lessees have one or more secured lenders, Co-Lessees will, upon the request of Lessor, provide Lessor with a release of collateral relating to the Leased Equipment executed by each such secured lender and file appropriate UCC financing statement amendments to delete the Leased Equipment from the financing statements filed by each such secured lender.

6. EXPIRATION OF LEASE; PURCHASE OPTION. At the expiration of the Initial Term, Co-Lessees shall provide at least one hundred twenty (120) days prior written notice to Lessor of Co-Lessees’ intent to either (a) purchase the Leased Equipment for an amount not to exceed Fifteen Percent (15%) of the Original Equipment Cost pursuant to the purchase option set forth herein, (b) extend the Lease Agreement for twelve (12) months, at a monthly rental rate determined by the Lessor (in its sole discretion) to be the fair market value rental rate for the Leased Equipment at such time; or (c) return all the Leased Equipment to the Lessor pursuant to Paragraph 5 above. In the event that notice is not given at least one hundred twenty (120) days prior to the expiration of the Initial Term or any renewal or extension then in effect, then this Lease Agreement shall continue on a month-to month basis, and Co-Lessees shall continue to pay the monthly rent then required hereunder, until Co-Lessees thereafter meet the one hundred twenty (120) day prior written notice requirement. Nothing herein shall be deemed or construed as a waiver of Lessor’s rights and remedies upon the expiration or termination of the Initial Term.

Provided that Co-Lessees have complied in all material respects with all the terms and conditions of this Lease Agreement, no default is continuing hereunder, and have paid in full all amounts due under this Lease Agreement, including all lease payments and applicable taxes, then Co-Lessees shall have the option to purchase the Leased Equipment upon the expiration of the Initial Term or upon the expiration of any renewal or extension as provided herein. Upon the

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proper exercise of this purchase option, including timely notice under this Paragraph 6, Co-Lessees may purchase all of the Leased Equipment for an amount equal to the Leased Equipment’s then installed fair market value, with such fair market value not to exceed Fifteen Percent (15%) of the Original Equipment Cost, as determined by a third party appraiser reasonably acceptable to both parties, plus any applicable taxes, provided that Lessor receives payment in full on or before the last day of the applicable term. Upon any such exercise of this purchase option and payment in full, title to the Leased Equipment shall be transferred to Co-Lessees free and clear of all liens, security interests and other encumbrances created by Lessor and this Lease Agreement shall then terminate.

7.  ASSIGNMENT. Lessor may assign this Lease Agreement, and any such assignee(s) may further assign this Lease Agreement, without notice to or consent of the Co- Lessees, however such assignment will not be made to a competitor of the Co-Lessees, as reasonably determined. Any such assignee shall succeed to all rights of the Lessor hereunder, and such assignee’s rights shall be free from all defenses, set-offs or counter-claims of any kind which Co- Lessees may be entitled to assert against Lessor other than for Co-Lessees’ right to use, possession and purchase of the Leased Equipment pursuant to the terms of this Agreement. Co-Lessees hereby waive the right to assert any such defense, set-off or counter-claim against any such assignees, it being understood that such assignees shall assume the obligations of the Lessor named herein.

CO-LESSEES SHALL NOT ASSIGN, MORTGAGE OR HYPOTHECATE THIS LEASE OR ANY INTEREST HEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND ANY SUCH

TRANSFER OR ASSIGNMENT WITHOUT SUCH CONSENT WILL BE VOID. TITLE TO THE LEASED EQUIPMENT SUBJECT TO THIS LEASE IS RETAINED BY THE LESSOR AND CO-LESSEES COVENANT THAT THEY WILL NOT PLEDGE OR ENCUMBER THE EQUIPMENT IN ANY MANNER WHATSOEVER, NOR PERMIT ANY LIENS, CHARGES, OR ENCUMBRANCES TO ATTACH THERETO.

The provisions of this Lease Agreement apply to and bind the heirs, executors, administration, successors and permitted assigns of the respective parties hereto.

8. INSURANCE. Co-Lessees assume the entire risk of loss or damages to the Leased Equipment, whether or not covered by insurance, and no such loss shall relieve Co- Lessees of its obligations hereunder. Co- Lessees agree to keep the Leased Equipment insured and to provide proof of insurance to Lessor in the Leased Equipment and to protect all interests of Lessor, at Co- Lessees’ expense, against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease rentals due hereunder or eighty percent (80%) of the then current value of said Leased Equipment, whichever is higher. Co- Lessees shall carry public liability insurance, both bodily injury and property damage, insuring the Leased Equipment, which shall be of a type, form, in amounts, with companies and contain terms and conditions satisfactory to Lessor. During the Term of this Lease Agreement, Lessor and Lessor’s lenders shall be named as an additional insured in all such insurance policies provided and as a loss payee in the policies insuring the Leased Equipment. Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any acts, omissions or neglect

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of Co-Lessees. Co-Lessees shall provide (30) days prior written notice to Lessor of any cancellation of policy. As to each policy, Co-Lessees shall furnish Lessor a Certificate of Insurance and copy of policy from the insurer reflecting the coverage required by this paragraph on or before the Lease Date. The proceeds of such insurance whether resulting from loss or damage, shall be applied toward the replacement or repair of the Leased Equipment or the payment of Co-Lessees’ obligations under this Agreement. If Co-Lessees fail to maintain the insurance required by this paragraph, Lessor may, but it is not obligated to, obtain insurance in such forms and amounts as it deems reasonable to protect its interests and Co-Lessees agree to reimburse Lessor for all such costs together with interest at the rate provided herein upon demand.

9. INDEMNITY. Co-Lessees shall, at their sole cost and expense, indemnify, hold harmless and defend Lessor and its agents, employees, officers and directors from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorney’s fees, arising out of, connected with, resulting from or relating to the Leased Equipment or the condition, delivery, leasing, location, maintenance, manufacture, operation, ownership, possession, purchase, repair, repossession, return, sale, selection, service or use thereof, including without limitation (a) claims involving latent or other defects (whether or not discoverable by Co-Lessees or Lessor), (b) claims for trademark patent or copyright infringement, and (c) claims for injury or death to persons or damage to property or loss of business or anticipatory profits, whether resulting from acts or omissions, including negligence, of Co- Lessees or Lessor or otherwise, excluding any claims arising from Lessor’s gross negligence or willful misconduct. Co- Lessees shall give Lessor prompt written notice of any claims or liability covered by this paragraph. The indemnities under this paragraph shall survive the satisfaction of all other obligations of Co-Lessees herein and the termination of this Lease Agreement.

10.  TAXES AND FEES. Co-Lessees agree to use, operate and maintain the Leased Equipment in accordance with all laws in all material respects; to pay all licensing and registration fees for the Leased Equipment; to keep the same free of levies, liens and encumbrances; to show the Leased Equipment as “leased equipment” on Co- Lessees’ personal property tax returns; to pay all personal property taxes assessed against equipment, which sum Co-Lessees shall remit to the taxing authority; to pay all other federal, state and local taxes, assessments, fees and penalties which may be levied or assessed on or in respect to the Leased Equipment or its use or any interest therein, or rental payments thereon including but not limited to all sales and use taxes, however designated, levied or assessed upon the Co-Lessees and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof (other than those measured by Lessor’s net income). Lessor may pay such taxes and other amounts and may file such returns on behalf of Co-Lessees if Co-Lessees fail to do so as provided herein. Co-Lessees agree to reimburse Lessor for reasonable costs incurred in collecting any charges, taxes, assessments or fees for which Co-Lessees are liable hereunder.

11.   ADVANCES. All advances made and costs reasonably incurred by Lessor to preserve the Leased Equipment or to discharge and pay any taxes, assessments, fees, penalties, liens or encumbrances thereon or to insure the Leased Equipment shall be added to the unpaid balance of rentals due hereunder and shall be repayable by Co-Lessees to Lessor immediately

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together with interest thereon at the rate of one percent (1%)[x] per month (or, if lower, the highest rate then allowed by law) until paid.

12. DEFAULT. Co-Lessees shall be in default hereunder upon the occurrence of any of the following events (each a “Default”): (a) failure of Co-Lessees to pay any rental payment or other amount required hereunder when due which failure continues for five (5) business days after becoming due hereunder; (b) failure of any Co-Lessee to perform any other obligation hereunder or observe any other term or provision hereunder which failure continues for thirty (30) business days after written notice is delivered by Lessor to Co-Lessees; (c) any representation or warranty made to Lessor by a Co-Lessee or by any Guarantor proves to have been false in any material respect when made; (d) levy, seizure or attachment or other involuntary transfer of the Leased Equipment; (e) a filing by or against a Co- Lessee under the provisions of any federal or state bankruptcy or insolvency law or a Co-Lessee otherwise becomes subject to the provisions of such law, or assignment for benefit of creditors or bulk transfer of assets by, or cessation of business, termination of existence, death or dissolution of, a Co- Lessee or any Guarantor; or (f) the receipt by Lessor of a written notice from the landlord of the Equipment Locations that (i) a Co-Lessee has vacated or abandoned the Equipment Locations, or (ii) any default by a Co-Lessee under its real property lease with such landlord has occurred and such landlord intends to retake possession of the Equipment Locations. As used herein, the term “Guarantor” shall include any guarantor of this Lease Agreement and any

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[1] 12%, based on the underlying rate of 10% plus 2% default rate.

owner of any property given as security for Co-Lessees’ obligations hereunder.

13. REMEDIES. If a Default hereunder is continuing, Lessor may exercise any one or more of the following remedies without demand or notice to Co-Lessees and without terminating or otherwise affecting Co- Lessees’ obligations hereunder; (i) accelerate the obligation of Co-Lessees hereunder and, in such event, shall be entitled to recover the sum of (a) delinquent lease payments with interest thereon at the legal rate, (b) the lease payments that will become due in the future discounted to present value as of the date of entry of judgment at a rate equal to 80% of the New York Prime Rate as published from time to time in the Wall Street Journal as of that date, and (c) the anticipated residual value of the Leased Equipment; (ii) require Co- Lessees to assemble the Leased Equipment and make it available to Lessor at a place designated by Lessor, in its sole discretion and within the continental United States; (iii) take and hold possession of the Leased Equipment from any premise where the same may be located without liability to Co- Lessees for any damage caused thereby; (iv) sell or lease the Leased Equipment or any part thereof at public or private sale for cash, on credit or otherwise with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to Lessor; (v) use and occupy the Equipment Locations for the purpose of taking, holding, reconditioning, displaying, selling or leasing the Leased Equipment, without cost to Lessor or liability to Co- Lessees; and (vi) demand, sue for and recover from Co-Lessees all sums due hereunder. Co-Lessees shall be entitled to credit for net proceeds received by Lessor upon sale or reletting of the Leased Equipment, if any, discounted to present value. Co-Lessees shall also be liable for all costs incurred by Lessor in retaking,

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protecting, and disposing of the Leased Equipment, including reasonable legal fees and costs.

14.  LATE CHARGE. In the event a rent payment or personal property tax payment is not made when due hereunder, the Co- Lessees promise to pay a late charge to the Lessor or its assigns not later than one month thereafter, in an amount calculated at the rate of five cents per one ($1.00) dollar of each such delayed payment. The late charge and/or the interest payment set forth in this contract shall apply only when permitted by law and, if not permitted by law, the late charges and/or interest payments shall be calculated at the maximum rate permissible by law.

15.  OMISSION. The omission by the Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions hereof or the Co-Lessees at any time designated, shall not be a waiver of any such default or right to which the Lessor is entitled, nor shall it in any way affect the right of the Lessor to enforce such provisions thereafter. The Lessor may exercise all remedies simultaneously, pursuant to the terms hereof and such action shall not operate to release the Co-Lessees until the full arrival of the rentals due and all other sums to be paid hereunder have been paid.

16. LESSOR’S TAX BENEFITS. Co-Lessees acknowledge that Lessor shall be entitled to claim all tax benefits, credits and deductions related to the Leased Equipment for federal and state income tax purposes including, without limitation: (i) deductions on Lessor’s cost of the Leased Equipment for each of its tax years during the Term under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended

(hereinafter called the “Code”), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any assignee (hereinafter collectively “Lessor’s Tax Benefits”). Co-Lessees agree to take no action inconsistent with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor’s Tax Benefits. Co-Lessees hereby indemnify Lessor and its assignees from and against (a) any loss, disallowance, unavailability or recapture of Lessor’s Tax Benefits resulting from any action or failure to act of Co-Lessees, plus (b) all interest, penalties, costs, (including actual attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

17. NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) transmitted by electronic mail via the Internet (with a copy of such transmission delivered promptly thereafter by registered or certified mail or courier). Unless otherwise provided herein, all notices shall be deemed to be effective on: (a) if delivered personally or by courier, the date of receipt (or if delivery is refused, the date of such refusal); (b) if by electronic mail, the date transmitted to the appropriate electronic mail address and an appropriate return receipt or telephone confirmation is received; or (c) if transmitted by registered or certified mail, three (3) days after the date of posting. Any notice shall refer to this Agreement, including the specific paragraph under which notice is being given. Notice hereunder shall be directed to a party at the address for such party set forth on this first page of this Lease Agreement or to such

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other address or to such other person as either party shall have last designated by such notice to the other party hereto.

18. GOVERNING LAW, VENUE, AND JURY WAIVER. This Agreement shall be governed and interpreted in accordance with the laws of the state of Lessor’s principal office which is the State of California and any suit hereon shall be brought in the county of such office. To the extent permitted by law, the parties waive their right to a jury trial.

19. INTEGRATION. It is specifically understood and agreed that all understandings and agreements heretofore made between the parties hereto relative to this Lease are merged in this Lease Agreement (including its addenda and schedules), which contains the entire agreement and understanding of the parties hereto, and neither party relies upon any other statement or representation, except for the credit application and financial statements of Co-Lessees and any Guarantor provided in connection herewith. This Lease Agreement may not be modified or canceled except by an instrument in writing signed by the Co-Lessees and the Lessor.

4.  COUNTERPARTS. This Lease Agreement (and any amendment hereto or any other document delivered pursuant hereto) may be executed in one or more counterparts and, at such time as each party has signed and delivered at least one such counterpart to the other parties hereto, each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement. The transmission of a counterpart signed with an electronic signature and the transmission of a facsimile, including in portable document format (PDF), of any original signed counterpart by electronic mail shall both be treated for all purposes as the delivery of an original signed counterpart.

20. LEGAL REPRESENTATION AND CONSTRUCTION. Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Lease Agreement and any related documents. The parties acknowledge that each party and its counsel have reviewed and revised this Lease Agreement and related documents, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any related documents. As used in this Agreement, the terms “includes” or “including” shall mean “including, without limitation.” Wherever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns or pronouns shall include the plural and vice versa. Time is of the essence of this Lease Agreement.

This Lease is not effective nor accepted until signed by Lessor, which is the last act necessary for the effectiveness of this Lease.

(signatures on following page)

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IN WITNESS WHEREOF, each of the parties has caused this Lease Agreement to be executed by its duly authorized officers.

CO-LESSEE: IMPRIMIS PHARMACEUTICALS, INC.

By:	/s/ Mark L. Baum	Title: Chief Executive Officer
Date:	August 9, 2016

By:	/s/ Andrew R. Boll	Title: Chief Financial Officer
Date:	August 9, 2016

Witness: ___________________________

CO-LESSEE: ImprimisRx CA, INC.

By:	/s/ Mark L. Baum	Title: Chief Executive Officer
Date:	August 9, 2016

By:	/s/ Andrew R. Boll	Title: Chief Financial Officer
Date:	August 9, 2016

Witness: ___________________________

CO-LESSEE: ImprimisRx NJ, LLC

By:	/s/ Mark L. Baum	Title: Chief Executive Officer
Date:	August 9, 2016

By:	/s/ Andrew R. Boll	Title: Chief Financial Officer
Date:	August 9, 2016

Witness: ___________________________

Accepted by LESSOR: ESSEX CAPITAL CORPORATION

By:	/s/ Ralph T. Iannelli	Title: President and Chief Executive Officer
Date:	August 9, 2016

[Signature Page to Commercial Lease Agreement]

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